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As filed with the Securities and Exchange Commission on March 4, 2003

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Registration No. 333-102661

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM SB-2 - Amendment #1

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REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______UCLUELET EXPLORATION CORP.______
(Exact name of registrant as specified in its charter)

NEVADA	1081	N/A
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

UCLUELET EXPLORATIONS CORP. 2861 W. 12th Avenue Vancouver, BC V6K 2R1 (604) 734-5501 (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Lawrence LLP 4745 Caughlin Parkway, Ste 200 Reno, Nevada 89509 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	1,900,000 shares	$0.10	$190,000	$ 47.50

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

UCLUELET EXPLORATION CORP.
Shares of Common Stock
No Minimum - 1,900,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 1,900,000 shares of common stock on a best efforts, no minimum, 1,900,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We are a mineral exploration company with eight mineral claims. The property has no proven or probable mineral reserves.

David Heel, one of our officers and directors, will be the only person offering or selling our shares.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6.

	Price Per Share	Aggregate Offering Price	Maximum Proceeds to Us
Common Stock	$0.10	$190,000	$165,000

There is no minimum number of shares that must be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise and any representation to the contrary is a criminal offense.

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The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business

We are an exploration stage company incorporated under the laws of the State of Nevada on June 21, 2002. We do not own any properties. We have obtained title to eight mineral claims. These mineral claims entitle us to the minerals located on the property subject to the claim. In July, 2002 David Heel, our President and member of the board of directors acquired eight mineral claims of by arranging the staking of the same through a third party. Mr. Heel paid $1,272 to stake the claims. The claims are registered in Mr. Heel's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed from Mr. Heel. Mr. Heel is the legal and beneficial owner of the minerals underlying the property. He is entitled to such ownership rights because he has a valid mineral claim. A mineral claim is valid when it has to been staked in accordance with the Mineral Tenure Act (British Columbia) and subsequently registered with the Department of Mines and Minerals. A mineral claim is akin to an interest in land. This means that the claim entitles the holder to ownership rights in the property and these rights flow with the transfer of the land. For example, if the surface land is disposed of by the owner of the surface land (in our case the Government of British Columbia, hereinafter referred to as the Crown), title to a valid mineral claim is not affected. As the registered holder of a mineral claim, Mr. Heel has certain rights and obligations. A mineral claim entitles the holder to exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the claim continued vertically downward. The holder of a mineral claim is obliged to deal with the both the surface land and the underlying minerals in accordance with the Mineral Tenure Act (British Columbia) and the British Columbia Mineral Exploration Code.

We intend to explore for gold on the property. The property is located approximately 82 miles west of Nanaimo, British Columbia, Canada, approximately 10 miles north from the town of Ucluelet on Vancouver Island.

Because our officers and directors may not loan any money to us, we may not be able to achieve our objectives and may have to suspend or cease operations.

Our administrative office is located at 2861 West 12th Avenue, Vancouver, British Columbia and our registered statutory office is located at Suite 880 - 50 West Liberty Street, Reno, Nevada 89501. Our fiscal year end is November 30.

Mr. Heel, one of our officers and directors, will continue to control 51% of our outstanding common stock even if the maximum number of shares are sold.

No exploration work has been done on our property and no commercially exploitable reserves have been identified.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 1,900,000 shares of common stock, par value $0.00001.

Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum net proceeds to our company	Up to $165,000.
Use of proceeds

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We will use the proceeds to pay for offering expenses, research and exploration. The first $25,000 will be used to pay offering expenses and the remainder, if any, will be used for exploration. We believe that the required exploration work will cost up to $160,000 and will take approximately one year.

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Number of shares outstanding before the offering	2,000,000
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RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. Because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations within eight months.

Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $25,000 from our offering, we may have to suspend or cease operations within eight months. If we suspend our operations, you will lose your entire investment.

2. We lack an operating history and have losses that we expect to continue into the future.

We were incorporated in June 2002 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $3,301. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

Our ability to locate a profitable mineral property;

Our ability to generate revenues; and

Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold, that production will be profitable.

We have no known ore reserves. We have not identified any gold on the property and we cannot guarantee that we will ever find any gold. Even if we find that there is gold on our property, we cannot guarantee that we will be able to recover the gold. Even if we recover gold, we cannot guarantee that we will make a profit. If we cannot find gold or it is not economical to recover the gold, we will have to cease operations.

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4. Our officers and directors lack experience in the mining industry and will be devoting a small amount of their professional time to our activities.

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Our officers and directors have little or no direct experience in the mining industry. Further, our officers and directors will be devoting a small amount of their professional time to our operations. Our management's lack of experience and devotion of time may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. In particular, if management's estimates of expenditures are erroneous this may harm our business and you may lose your investment as a result.

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5. If we do not raise enough money for exploration, we will have to delay exploration or go out of business.

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We are in the very early exploration stage and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations.

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6. Rain and snow may make the road leading to our property impassable. This will delay our proposed exploration operations that could prevent us from working.

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While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassable. When roads are impassable, we are unable to work.

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7. Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

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Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our property may contain mineralized material. If we do not find mineralized material, we will cease operations.

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8. We have not yet discovered any gold. Even if we are successful in discovering gold we may not be able to realize a profit from its sale. The price of gold is depressed compared to past years. This makes it harder to make a profit. If we cannot make a profit, we will have to cease operations until market conditions improve or cease operations altogether.

The price of an ounce of gold is approximately $350. In the past, the price of gold has been as high as $800 per ounce. In order to maintain operations, we will have to sell our gold for more than it costs us to mine it. The lower the price the more difficult it is to do this. If we cannot make a profit, we will have cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market, the less the likelihood we will be to make a profit.

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9. We may not have enough money to complete our exploration because we do not know of the cost of exploration because we are exploring raw undeveloped land and consequently we may have to cease or suspend our operations.

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We may not have enough money to complete our exploration of our property. Because we are exploring raw undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on our property. Raw undeveloped land is land that has never been subject of previous exploration work and that the exploration of such land is more expensive because there are no existing workings such as drill holes or shafts to utilize during the exploration process. It could cost as little as $10,000 and as much as $130,000 to find out. The first $25,000 we raise, however, will be used to cover the cost of this offering before we spend any money on our exploration program. In addition, we do not know how much money we will raise in this offering. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cannot raise it, we will have to suspend or cease operations.

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RISKS ASSOCIATED WITH THIS OFFERING:

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10. Because Mr. Heel is risking a small amount of capital and property, while you on the other hand are risking up to $190,000, if we fail you will absorb most of our loss.

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Mr. Heel our only shareholder will receive a substantial benefit from your investment. He invested $4,252. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Heel will lose only approximately $4,252.

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11. Because there is no public trading market for our common stock, you may not be able to resell you stock.

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There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

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12. Because we will close the offering even if we do not raise enough funds to complete exploration, you may lose your investment. If we do not raise enough money for exploration, we will have to delay exploration or go out of business.

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There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. As a result, you may lose your investment. We are in the very early exploration stage and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations.

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13. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

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Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

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14. Because Mr. Heel will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors. Mr. Heel's control prevents you from causing a change in the course of our operations.

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Even if we sell all 1,900,000 shares of common stock in this offering, Mr. Heel will still own 2,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Heel will be able to elect all of our directors and control our operations. Because Mr. Heel will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

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15. Mr. Heel will probably sell some of his shares if the market price of the stock goes above $0.10. This may cause the price of our common stock to fall, which will reduce the value of your investment.

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A total of 2,000,000 shares of stock were issued to David Heel, one of our officers and directors. He paid an average price of $0.001. He will likely sell a portion of their stock if the market price goes above $0.10. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $25,000 will be $165,000 if all of the shares are sold. The first $25,000 raised will be used offering expenses. We will use the net proceeds as follows:

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Amount raised (Gross Proceeds)	$ 50,000	$ 100,000	$ 150,000	$ 190,000
Less Offering Expenses	$ 25,000	$ 25,000	$ 25,000	$ 25,000
Net Offering Proceeds	$ 25,000	$ 75,000	$ 125,000	$ 165,000

Principal Uses of Net Proceeds

Exploration Expenses Phase 1 Phase 2 Working capital	$ 25,000 $ 0 $ 0	$ 30,000 $ 25,000 $ 0	$ 30,000 $ 75,000 $ 0	$ 30,000 $ 130,000 $ 5,000

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We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. We believe that the required exploration work will cost up to $160,000 and take approximately one year. If we are successful in immediately finding gold, we will commence technical and economic feasibility studies to determine if we have any significant reserves. Costs of exploring will then cease. On the other hand, if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

Working capital includes the cost of our office operations.

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Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Mr. Heel, one of our officers and directors, will pay the $25,000 offering expenses should proceeds be inadequate to cover the same. There is no written documentation to reflect this however. Mr. Heel will not receive any compensation for his efforts in selling our shares.

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While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $190,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

Our lack of an operating history

The proceeds to be raised by the offering

The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and

Our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2002, the net tangible book value of our shares of common stock was a deficit of $3,301 or approximately Nil per share based upon 2,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event that all of the shares are sold, the net tangible book value of the 3,900,000 shares to be outstanding will be $190,000, or approximately $0.05 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.05 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.05 per share.

After completion of this offering, if 1,900,000 shares are sold, you will own approximately 49% of the total number of shares then outstanding shares for which you will have made a cash investment of $190,000, or $0.10 per share. Our existing stockholders will own approximately 51% of the total number of shares then outstanding, for which they have made contributions of cash and/or other assets, totaling $2,000, or approximately $0.001 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 3,425,000 shares to be outstanding will be $142,500, or approximately $0.042 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.042 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.042 per share.

After completion of this offering, if 1,425,000 shares are sold, you will own approximately 41.6% of the total number of shares then outstanding shares for which you will have made a cash investment of $142,500, or $0.10 per share. Our existing stockholders will own approximately 58.4% of the total number of shares then outstanding, for which they have made contributions of cash and/or other assets, totaling $2,000, or approximately $0.001 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 2,950,000 shares to be outstanding will be $95,000, or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.03 per share.

After completion of this offering, if 950,000 shares are sold, you will own approximately 32% of the total number of shares then outstanding shares for which you will have made a cash investment of $95,000, or $0.10 per share. Our existing stockholders will own approximately 68% of the total number of shares then outstanding, for which they have made contributions of cash and/or other assets, totaling $2,000, or approximately $0.001 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 2,475,000 shares to be outstanding will be $47,500, or approximately $0.019 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.019 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.019 per share.

After completion of this offering, if 475,000 shares are sold, you will own approximately 19% of the total number of shares then outstanding shares for which you will have made a cash investment of $47,500, or $0.10 per share. Our existing stockholders will own approximately 81% of the total number of shares then outstanding, for which they have made contributions of cash and/or other assets, totaling $2,000, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share
Net tangible book value per share before offering
Potential gain to existing shareholders
Net tangible book value per share after offering
Increase to present stockholders in net tangible book value per share after offering
Capital contributions
Number of shares outstanding before the offering
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

$ 0.001 Nil $ 190,000 $ 165,000 $ 0.05 $ 2,000 2,000,000 2,000,000 51%

Purchasers of Shares in this Offering if all Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.05 $ 190,000 1,900,000 49%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.058 $ 142,500 1,425,000 41.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.07 $ 95,000 950,000 32%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.081 $ 47,500 475,000 19%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 1,900,000 shares of common stock on a best efforts basis, no minimum, 1,900,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We will sell the shares in this offering through David Heel, one of our officers and directors. Mr. Heel will contact persons with whom he has a preexisting personal or business relationship. Mr. Heel will receive no commission from the sale of any shares. Mr. Heel will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Heel is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Heel is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Heel has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. Execute and deliver a subscription agreement

2. Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "UCLUELET EXPLORATION CORP."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

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We were incorporated in the State of Nevada on June 21, 2002. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at Suite 880 - 50 West Liberty Street, Reno, Nevada 89501 and our business office is located at 2861 West 12th Avenue, Vancouver, British Columbia V6K 2R1. Our telephone number is (604) 734-5501. This office space is an office sharing arrangement being provided as an accommodation to us by a business associate of Mr. Heel where we can receive mail and perform other minimal corporate functions. We are not currently compensating Mr. Heel's business associate for providing us with office space. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. When we commence operations of our exploration program, it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups.

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Background

In January, 2003 David Heel, our President and member of the board of directors acquired eight mineral claims of by arranging the staking of the same through a third party. Mr. Heel paid $1,272 to stake the claims. The claims are registered in Mr. Heel's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed.

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The claims were staked by Gary Williams. Gary Williams is licensed to stake claims in British Columbia as a Free Miner. Although Mr. Williams has no formal training as a geologist, he is an experienced local prospector and qualified free miner in the Province of British Columbia. Gary Williams believed the property appeared to be promising due to its proximity to other properties with previous exploration work, because of the relative ease of access to the property and because the property is not located in an environmentally sensitive region. The claims are recorded in Mr. Heel's name to a avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. An unrecorded deed is one in which title to the property has been transferred to us, but the deed has not been filed with the British Columbia Land Title Office. Our title to the property is superior to all other unrecorded deeds. Should Mr. Heel transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Heel will be liable to us for monetary damages for breach of his warranty of title and for breach of his fiduciary duties to us as director. The extent of these damages will be calculated so as to place us in the position we would have been in had the breach of warranty and fiduciary duties not occurred. Damages would include expenditures incurred by us in respect of the property in addition to loss of opportunity costs, the quantification of which would depend on any subsequently successful exploration of the properties.

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Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We will also be required to form a British Columbia corporation to hold the property because foreign corporations are not permitted to hold mineral claims in British Columbia. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province.

All Canadian lands and minerals that have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia. In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Minerals are reserved from Crown land dispositions under the Mineral Tenure Act (British Columbia). The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown. Our claims are mineral claims issued pursuant to the Mineral Tenure Act (British Columbia). We have exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The legal significance of these different ownership interests is simply that the Crown maintains fee simple ownership of the surface rights on the properties and we have obtained the right to all of the underlying minerals. Under provisions of the Mineral Tenure Act (British Columbia) a claim grants the holder the rights to use the surface for exploration and mining purposes. A disposition of surface rights by the Crown cannot diminish the rights of the mineral titleholder.

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Mr. Heel obtained a valid claim to the mineral title on the properties by his purchase of the claims. A mineral claim is valid when it has to been staked in accordance with the Mineral Tenure Act (British Columbia) and subsequently registered with the Department of Mines and Minerals. This claim is akin to an interest in land. This means that the claim entitles the holder to ownership rights in the property and these rights flow with the transfer of the land. Mr. Williams has transferred this claim to us by way of an unrecorded deed. In the event that we discover gold or other mineral deposits on the properties during our explorations, we intend to record the deed and pay all appropriate fees. The deed will then be transferred to a Canadian subsidiary for purposes of the recording the claims with the Land Titles Office. When we transfer the deed to a subsidiary the subsidiary will be our wholly-owned company.

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To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

We may consider seeking the assistance of a major mining company if we find mineralized materials on the property. We do not intend to try to develop any reserves we find, if any, ourselves.

The following information is provided in compliance with "Guide 7 of Industry Guides Under the Securities Act and the Exchange Act" for issuers engaged or to be engaged in significant mining operations.

Location and Access

(1) The property consists of eight mineral claims totaling approximately 500 acres. The property is located approximately 82 miles west of Nanaimo, British Columbia, Canada, approximately 10 miles north from the town of Ucluelet on Vancouver Island. The property is within the Alberni Mining Division.

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Access to the property is from the west from Nanaimo on Highway 19 to the Parksville to turn-off, then westerly approximately 60 road miles on Highway 4 to Alaska Pine Road, then by the Alaska Pine Road for approximately 1.6 miles. The claims are located approximately 5 miles from Kennedy Lake. The Grice Bay Road which is nearby is an all weather gravel logging road that leads to the property. An "all weather" road is a road built suitably for use in all typical weather conditions throughout the year. However, despite the fact that a road is made suitable for all such weather conditions, there are certain extreme inclement conditions which occur on the west coast of Vancouver Island which may render the road impassible (i.e. extreme snowfall).

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The following is a small scale map showing the location and access to the property, which consists of the eight claims located in the very center of the map. Below the map is a scale.

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Physiography

The property is situated within the coastal region of western Vancouver Island, British Columbia with elevations ranging from 100 feet at the southeast end of the claims to 200 feet at the northorth most area of the property.

(2) Pursuant to an agreement between us and David Heel, one of our directors, David Heel has transferred to us eight mineral claims.

We hold title to the eight mineral claims. The eight mineral claims give us the right to all of the underlying minerals of the land on which the claims have been staked. We have to begin exploration on or before December 28, 2003, or pay $100.00 per claim to prevent the property from reverting to the Crown.

(3) To our knowledge, Gary Williams staked the 500 acre property in southwestern British Columbia in 2002 and there were no previous owners, operators, or operations on the property

(4) There are no existing workings on the property. The only work completed on the property is the initial staking of the mineral claims by Gary Williams. Exploration has not commenced on the property. It is anticipated that we will generate our own power on the property from portable generators we transport to the property and power generated by the backhoe engine.

The slopes within the property are relatively flat throughout. Vegetation consists mainly of Sitka spruce, cedar. Douglas fir and hemlock trees, much of it mature second growth. The climate features warm summers and cold winters. The coastal region is fairly moist in the summer. Average yearly precipitation is 120 inches. The recommended field exploration season is from early March to late November, although the close proximity to access roads would allow for drilling or underground exploration on a year round basis.

Property Geology

The main rock types occurring in the surrounding area are Upper Triassic andesites and andesitic breccia and tuffs of the Karmutsen Formation, Vancouver Group which are intruded by granodiorite of the Early to Middle Jurassic Island Intrusions and Tertiary dacitic dykes. The rocks are cut by northwest trending faults which typically show intense shearing and local sericitization, silicification and pyritization. Planar quartz veinlets trend northeast through andesitic breccias and flow near the contact with granitic intrusives. The veinlets dip steeply and vary from 0.1 to 10 centimetres thick. Veins comprise coarsely crystalline quartz, calcite and sulphides, which include pyrrhotite, pyrite, chalcopyrite, arsenopyrite, sphalerite and galena. The veins are locally silicified. (Assessment Reports 9606, 12767).

In addition, a mass of medium-grained, dark grey Upper Triassic Vancouver Group, Quatsino Formation limestone outcrops over the area and forms a low isolated hill approximately 0.7 miles west of Kennedy Lake. The limestone is underlain by fine-grained argillite or tuff with a contact that dips shallowly to the northeast. The limestone is intruded on the east side by small stock of gabbro and basalt.

Gold is typically found in volcanic rocks, as well as quartz monzonite and quartz diorite. We have not determined if there is any gold on the property nor whether there is other mineralization of any economic significance. We will not be able to make such determination until completion of this offering (please see "Our Proposed Exploration Program").

The source of the above description of the rock formation and mineralization of the property was the Government of BC Ministry of Energy and Mines website at http://www.gov.bc.ca/em. This website contains a detailed description of the rock formation and mineralization of all staked lands in British Columbia.

We have not obtained a geologist or mining engineer's report on the property.

Our Proposed Exploration Program

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Mr. Heel, one of our officers and directors has visited our property. Mr. Heel is currently searching for a qualified geologist to assist in the exploration of our property. We may consider appointing a geologist to the board of directors in the near future. The basis for the exploration plans and cost estimates described below in this section are derived from Mr. Heel's informal discussions with geologists and mining companies familiar with the exploration process.

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The property is without known reserves and our proposed program is exploratory in nature. We must conduct exploration to determine what amount of minerals, if any, exist on the properties and if any minerals which are found can be economically extracted and profitably processed. Specifically, we intend to explore for gold on the properties. When soil samples taken from the property are analyzed, we will also look for traces of silver, lead, iron and zinc, however, our focus is on the search for gold.

Our exploration program is designed to economically explore and evaluate the properties.

We do not claim to have any minerals or reserves whatsoever at this time on any of the properties.

We intend to implement an exploration program and intend to proceed in the following two phases all of which it is intended will be performed or supervised by a geologist with significant exploration experience, and by independent contractors hired by us. We will not hire anyone to start exploration until we receive funds from this offering to start exploring for gold. We believe that the only equipment we will need to start exploration on the property will be a backhoe. We will lease the backhoe from an equipment rental company or hire an independent contractor who owns a backhoe to the dig the trenches we refer to in this prospectus. We expect to have to pay $30,000 for a backhoe or $25.00 an hour for an independent contractor who owns his own backhoe. We anticipate hiring an independent contractor as needed.

The only equipment we will need is a backhoe to dig trenches. It is only possible to allocate approximate dollar amounts to specific acts because we do not know what we will encounter during our trenching. As trenches are dug and we evaluate the results, we will determine if mineralized material that indicates the presence of gold exist. If gold is found, we will then determine if it is profitable to extract the gold. If we determine that it is possible to extract the gold, the exploration of the property will cease and we will initiate the development stage of the property. The proceeds from the offering will not be used for development. We have not formulated a plan for development, and cannot and will not do so until gold is found.

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on the properties.

When the research is completed, our initial work will be augmented with geologic mapping and geochemical testing of our claims. The geologic mapping on the property will be done by taking soil samples throughout the property at approximately 200-300 foot intervals. On areas with no rock outcrops, we will do soil survey grids. We will also analyze surface outcrops of rock and the topography of the property to assist in the geologic mapping. We anticipate the costs of the geologic mapping during this Phase to be approximately $8,000

We may also conduct limited geochemical testing during Phase 1. Rock samples will be taken from the property and taken to a lab where a determination of the elemental make up of the sample and the exact concentrations of gold will be made. We will then compare the relative concentrations of gold in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We anticipate the cost of geochemical testing to be approximately $8,000 to $12,000.

When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types, if any, generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken to a lab and then analyzed. We will analyze trench samples at a lab in Victoria, British Columbia. Rock chip samples will tested for traces of gold, silver, lead, zinc and iron, however our primary focus is the search for gold. A careful interpretation of this available data collected from the various tests aids in determining whether or not the claims have current economic potential and whether further exploration is warranted

Phase 1 will take about 3 months and cost up to $30,000.

Phase 2 involves an initial examination of the underground characteristics of any vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are:

More extensive trenching

More advanced geophysical work

Diamond Drilling

Trenching identifies the continuity and extent of mineralization, if any, below the surface. We will rely primarily on more extensive trenching and diamond drilling during Phase 2 to identify the extent of mineralization. We anticipate the cost of the trenching during Phase 2 to be approximately $20,000.

Diamond drilling is an essential component of exploration and aids in the delineation and definition of any deposits. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. We anticipate the approximate cost of the geophysical work to be approximately $10,000, and the approximate cost of drilling to be $70,000 to $100,000.

After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants continued exploration.

Phase 2 will take up to 4 months and cost up to $130,000.

We intend to interest other companies in the property if we find mineralized materials.

The two phases of exploration will be conducted by a qualified geologist with reasonable experience in exploration of gold and mineral properties.

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Competitive and Other Factors

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The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available gold markets exist in Canada and around the world for the sale of gold.

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We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

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Regulations

Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulation. This act sets forth rules for

Locating claims

Posting claims

Working claims

Reporting work performed

The Mineral Tenure Act (British Columbia) and Regulation also governs the work requirements for a claim including the minimum annual work requirements necessary to maintain a claim. The holder of a mineral claim must perform exploration and development work on the claim of $100 in each of the first three years and $200 in the eighth and subsequent years.

We are also subject to the British Columbia Mineral Exploration Code (the "Code") that tells us how and where we can explore for minerals. We must comply with these laws to operate our business. The purpose of the Code is to assist persons who wish to explore for minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes province wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting. Specifically, work that does not involve mechanical disturbance of the surface including:

Prospecting using hand-held tools

Geological and geochemical surveying

Airborne geophysical surveying

Hand-trenching without the use of explosives

The establishment of gridlines that do not require the felling of trees

Exploration activities that we intend on carrying out which are subject to the provisions of the Code are as follows:

Drilling, trenching and excavating using machinery

Disturbance of the ground by mechanical means

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. Also, prior to proceeding with any exploration work subject to the Code we must apply for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. The notice is submitted to the regional office of the Mines Branch, Energy Division.

In order to explore for gold on our property we must submit the plan contained in this prospectus for review and pay a fee of $150.00. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for gold on our property.

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We currently do not have any pending applications for government approval of our exploration program. We only require one permit for exploration and we have not yet applied for it since it is not required until later stages of exploration (i.e. drilling). We estimate that this exploration permit can be obtained within 2 weeks.

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Environmental Law

The Code deals with environmental matters relating to the exploration and development of mining properties. The goal of this Act is to protect the environment through a series of regulations affecting:

1. Health and Safety

2. Archaeological Sites

3. Exploration Access

We are responsible to provide a safe working environment, to not disrupt archaeological sites, and to conduct our activities to prevent unnecessary damage to the property.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and we know what that will involve from an environmental standpoint.

We are in compliance with the Mineral Tenure Act (British Columbia) and the Code will continue to comply with these regulations in the future. We believe that compliance with these regulations will not adversely affect our business operations in the future.

There is no requirement to reclaim the mineral claims after we have completed our exploration program. However, a claim must be maintained by performing an annual work requirement or by payment of cash in lieu of work. The minimum amount of exploration and development work on the claim must be $100 per claim in each of the first three years and $200 in the eighth and subsequent years. Provided we meet the minimum annual work requirements or pay cash in lieu of work we will maintain the claims in good standing.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Heel and Mr. Earle Pasquill, our officers and directors. Mr. Heel and Mr. Pasquill do not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officer, however, our officer is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

We anticipate the following costs to be incurred as a result of compliance with the Mineral Tenure Act (British Columbia) and Regulation and the British Columbia Mineral Exploration Code:

$600 for the minimum amount of exploration work, or cash payment in lieu thereof, of $100 per claim as required by the Mineral Tenure Act

$1500 for the removal and storage of soil from the properties, which amount includes additional costs of hired labor to extract and place the soil in such a manner so as to comply with the Code

All costs associated with compliance with the aforementioned legislation have been accounted for in our exploration costs estimates. See "Our Proposed Exploration Program."

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

The proceeds of this offering will be used for the implementation of our proposed research and exploration program.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Capital Requirements of Our Proposed Exploration Program

For all three phases of our proposed exploration program, we anticipate the capital costs to be approximately $160,000, as discussed above under "Our Proposed Exploration Program". This amount will include all costs in respect of the equipment we will need during each phase (including rental of a backhoe and a drill, as well as the purchase of hand tools and explosives); the services of a professional geologist who will be responsible for geologic mapping, soil sampling, and supervision; the services of field workers who will be responsible for general labor, including trenching and site maintenance; food and camp supplies; and analysis of samples, including shipping of samples to laboratory and testing analysis.

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If we raise the maximum of $190,000 in this offering, we believe that we can pay our offering expenses and satisfy our cash requirements without having to raise additional funds in the next twelve months. If we raise less than $190,000 we may have to raise additional financing within the next year or we may not be able to continue our proposed business operations. For example, if we raise only $50,000 we will have enough money to pay our offering expenses of $25,000 and the balance will be applied to Phase 1 exploration expenditures. We would require additional financing after approximately 3 months. If we raise only $100,000 we will have enough money to pay our offering expenses of $25,000. Thereafter, the first $30,000 shall be paid for Phase 1 exploration expenditures, which will last us approximately 3 months, and the balance of $45,000 shall be paid towards Phase 2 exploration expenditures, which will last the company approximately 3 months. We would require additional financing after approximately 6 months. If we raise only $150,000 we will have enough money to pay our offering expenses of $25,000. Thereafter, the first $30,000 shall be paid for Phase 1 exploration expenditures, which will last us approximately 3 months, and the balance of $95,000 shall be paid towards Phase 2 exploration expenditures, which will last the company approximately 6 months. We would require additional financing after approximately 9 months.

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Results of Operations

From Inception on June 21, 2002

We just recently acquired eight mineral claims on a property by way of an unrecorded deed and one commencing the research and exploration stage of our operations on that property at this time. We are commencing the research and exploration stage of our operations on that property at this time.

Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on June 21, 2002 to November 30, 2002 was $4,242, as a result of proceeds received from subscriptions and loans.

Liquidity and Capital Resources

As of the date of this registration statement, we have not generated any revenues from our proposed business operations.

We issued 2,000,000 shares of common stock through a Section 4(2) offering in August 2002. Mr. Heel purchased the shares at a price of $0.001 per common share for total cash consideration of $2,000.

Mr. Heel intends to loan us small amounts of money, as needed, to pay organizational and start-up costs and operating capital. The loans will not bear interest and have not been paid as of the date hereof. There are no documents that will reflect the loans and the loans are not due on a specific date. Mr. Heel will accept repayment from us when money is available. If the maximum amount is raised, we intend to repay the amounts loans to us from the proceeds of this offering.

As of November 30, 2002, our total assets were $2,971 and our total liabilities were $2,000.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees. We currently only have one officer and director. In addition, Mr. Heel intends to recruit an experienced geologist to join our board.

The name, address, age and position of our present officer and director is set forth below:

Name and Address	Age	Positions
David Heel 307 - 1009 Expo Blvd. Vancouver, BC V6Z 2V9	29	President, Secretary, Treasurer and Director
Earl Pasquill 4027 West 27th Avenue Vancouver, BC V6S 1R6	56	Director

The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officers and Directors

David Heel has been our President and Chief Executive Officer and a member of our board of directors since inception. Mr. Heel has devoted approximately 35% of his professional time to our business and intends to continue to devote this amount of time in the future.

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Mr. Heel is a qualified Free Miner in the Province of British Columbia. A Free Miner is qualified to explore and stake mineral claims in the Province of British Columbia. A "Free Miner" is the only qualified person capable of staking a valid mineral claim in the Province of British Columbia. The qualification is obtained by becoming familiar with the Mineral Tenure Act (British Columbia) and by passing an examination at the offices of the British Columbia Gold Commissioner. Mr. Heel has no other relevant professional training or technical credentials in the exploration, development or operation of metal mines.

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Since 2001 Mr. Heel has been the Vice President of Marketing and Business Development for Universco Broadband Networks Inc., a private company which provides wireless Internet services.

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From 1999 and 2001 Mr. Heel was a business development manager for SoftTracks Enterprises Ltd., a private company specializing in wireless commerce transactions.

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In 1999 Mr. Heel was a senior business consultant with 1999 SUMmedia.com, a US public company specializing in Internet media and marketing.

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From 1997 to 1998 Mr. Heel was an account executive Orca Bay Sports & Entertainment, a sports and entertainment conglomerate which formerly owned the Vancouver Canucks professional hockey franchise, and the director of sales with MDU Media Solutions, a marketing and sales company.

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In 1996, Mr. Heel received his B.A. in Archeology from Simon Fraser University.

Earle Pasquill has been a member of our board of directors since January 3, 2003. Mr. Pasquill devotes approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

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Since September 2002, Mr. Pasquill has been President of FIC Investment Inc., a Canadian investment club specializing in small venture companies.

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Since 2000, Mr. Pasquill has been President of PCG Ventures Inc., a TSX Venture Exchange listed company involved in the consolidation of dental practices.

Since 1993, Mr. Pasquill has been President of Pasquill & Associates, a Vancouver based management consulting firm.

From 1997 to 1999 Mr. Pasquill was Vice-President of Sealand International Trading Inc., a Vancouver, based exporting company.

From 1987 to 1993 Mr. Pasquill was Senior General Manager for British Columbia and Alberta for Eaton's, a Canadian national department store chain.

In 1972 Mr. Pasquill obtained his Master's of Business Administration from the University of Western Ontario, located in London, Ontario, Canada.

In 1968 Mr. Pasquill obtained his Bachelor of Arts from the University of British Columbia, located in Vancouver, British Columbia, Canada.

Conflicts of Interest

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Mr. Heel and Mr. Pasquill, our officers and directors, are involved in other business activities and, although they are not currently subject to any conflicts of interest, such conflicts may arise in the future if specific business opportunities become available.

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EXECUTIVE COMPENSATION

There has been no compensation awarded to, earned by, or paid to our executive officers since incorporation.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

The members of the board of directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

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Name and Address Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Offering if all shares sold [2]
David Heel 307 - 1009 Expo Blvd. Vancouver, BC V6Z 2V9	2,000,000	2,000,000	100%	51%
All Officers and Directors as a Group (1 person)	2,000,000	2,000,000	100%	51%

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[1] The person named above may be deemed to be a parent and promoter of our company by virtue of his direct and indirect stock holdings. Mr. Heel is the only promoter of our company.

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[2] Mr. Heel's percentage owned post-offering will vary depending upon the level of offering sales.

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Future Sales by Existing Stockholders

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A total of 2,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 restrictions provide that no restricted shares may be sold during the first 12 months following their initial issuance. For the next year thereafter the greater of 1% per quarter of the issued and outstanding shares of the particular class or such number as is determined by a formula based on average weekly trading volume may be sold. So long as the seller remains an affiliate (i.e. 10% holder) these volume restrictions remain indefinitely. In the event that the seller is not or ceases to be an affiliate, the subject shares become free of hold restrictions after 2 years.

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Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is currently no public market for the securities. Approximately 20,000 restricted shares can be sold in the next 12 months pursuant to Rule 144 of the Securities Act. There is currently only one holder of record of our common stock.

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Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in the aftermarket.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The following are the all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

CERTAIN TRANSACTIONS

On August 29, 2002, we issued a total of 2,000,000 shares of restricted common stock to Mr. Heel, an officer and director of our company for subscription proceeds of $2,000.

Mr. Heel intends to loan us small amounts of money, as needed, to pay organizational and start-up costs and operating capital. The loans will not bear interest and have not been paid as of the date hereof. There are no documents that will reflect the loans and the loans are not due on a specific date. Mr. Heel will accept repayment from us when money is available. If the maximum amount is raised, we intend to repay the amounts loans to us from the proceeds of this offering.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to November 30, 2002, included in this prospectus have been audited by Malone & Bailey PLLC, Independent Certified Public Accountants, of Houston, Texas, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Lawrence LLP, of Reno, Nevada.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to November 30, 2002 immediately follows:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Ucluelet Exploration Corp.
Vancouver, British Columbia, Canada

We have audited the accompanying balance sheet of Ucluelet Exploration Corp. as of November 30, 2002, and the related statements of operations, stockholder's equity (deficit), and cash flows for the period from June 21, 2002 (inception) through November 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Ucluelet Exploration Corp. as of November 30, 2002, and the results of its operations and its cash flows for the period from June 21, 2002 (inception) through November 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

January 6, 2003

UCLUELET EXPLORATION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
November 30, 2002

2002
ASSETS
Cash	$ 2,971
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$ 2,000
Shareholder advances	1,000
Total current liabilities	3,000
STOCKHOLDER'S EQUITY (DEFICIT):
Common stock, $.001 par value, 25,000,000 shares Authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	1,272
Deficit accumulated during the development stage	(3,301)
Total Stockholder's Equity (Deficit)	(29)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$ 2,971

See accompanying summary of accounting policies and notes to financial statements.

UCLUELET EXPLORATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period From June 21, 2002 (Inception) Through November 30, 2002

Inception through November 30, 2002
General and administrative:
Mineral rights	$ 1,272
Legal and accounting	2,000
Other	29
3,301
Net loss	$ (3,301)
Net loss per share:
Basic and diluted	$ (0.00)
Weighted average shares outstanding:
Basic and diluted	2,000,000

See accompanying summary of accounting policies and notes to financial statements.

UCLUELET EXPLORATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
For the Period from June 21, 2002 (Inception) Through November 30, 2002

	Common stock		Additional paid in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock to founders for cash	2,000,000	$ 2,000	$ -	$ -	$ 2,000
Expenses paid by shareholder	-	-	1,272	-	1,272
Net loss	-	-	-	(3,301)	(3,301)
Balance, November 30, 2002	2,000,000	$ 2,000	$ 1,272	$ 3,252	$(3,301)

See accompanying summary of accounting policies and notes to financial statements.

UCLUELET EXPLORATION CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Period from June 21, 2002 (Inception) Through November 30, 2002

Inception through November 30, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,301)
Adjustments to reconcile net deficit to cash used by operating activities:
Expenses paid by shareholder	1,272
Net change in:
Accounts payable	2,000
CASH FLOWS USED IN OPERATING ACTIVITIES	(29)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder advances	1,000
Proceeds from the sale of common stock	2,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	3,000
NET INCREASE IN CASH	2,971
Cash, beg. of period	-
Cash, end of period	$ 2,971

See accompanying summary of accounting policies and notes to financial statements.

UCLUELET EXPLORATION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Business Activity

Ucluelet Exploration Corp. is a development stage company with no current business operations. Ucluelet was incorporated in the state of Nevada on June 21, 2002. Ucluelet acquired title to 8 mining claims approximately 82 miles west of Nanaimo, British Columbia, Canada which is 8 miles north of the town of Ucluelet on Vancouver Island. Ucluelet intends to explore the claims for gold reserves. Ucluelet may not mine the claims if gold reserves are found, Ucluelet may seek the assistance of a mining company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common shares outstanding during the period.

Impairment of Assets

Management reviews assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management assesses impairment by comparing the carrying amount to individual cash flows. If deemed impaired, measurement and recording of an impairment loss is based on the fair value of the asset.

Recent Accounting Pronouncements

Ucluelet does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Ucluelet's results of operations, financial position or cash flow.

NOTE 2 - INCOME TAXES

Ucluelet has not yet realized income as of the date of this report, no provision for income taxes has been made. At November 30, 2002 a deferred tax asset has not been recorded due to Ucluelet's lack of operations to provide income to use the net operating loss carryover of $3,000 that expires in the year 2022.

NOTE 3 - RELATED PARTY TRANSACTIONS

The sole stockholder and member of the Board of Directors of Ucluelet paid $1,272 to acquire 8 mineral claims approximately 82 miles west of Nanaimo, British Columbia, Canada which is north of the town of Ucluelet on Vancouver Island. The stockholder transferred these claims to Ucluelet by way of an unrecorded deed. If gold is discovered Ucluelet intends to record the deed and pay all appropriate fees.

Ucluelet neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. If a specific business opportunity becomes available, such persons may face a conflict of interest. A Company policy for handling such a conflict has not yet been formulated.

NOTE 4 - STOCKHOLDERS' EQUITY

At November 30, 2002, Ucluelet had 25,000,000 authorized common shares, $.001 par value.

In June 2002, Ucluelet issued 2,000,000 common shares to its founders for proceeds of $2,000.

NOTE 5 - FINANCIAL INSTRUMENTS

Fair Value - The carrying value of cash approximates fair value.

Concentrations of Risk - Financial instruments that potentially subject Ucluelet to significant concentration of credit risk consists primarily of cash. Ucluelet's cash is held in an U.S. dollar checking account at a Canadian financial institution and does not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to this Prospectus.
  Article XI of the Bylaws of the company, filed as Exhibit 3.2 to this Prospectus.
  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expense	$ 100.00 1,000 4,000.00 15,000.00 0.00 0.00 3,000.00 1,500.00 500.00
TOTAL	$25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
David Heel 307 - 1009 Expo Blvd. Vancouver, BC V6Z 2V9	August 29, 2002	2,000,000	Cash of $2,000

We issued the foregoing restricted shares of common stock to Mr. Heel under Section 4(2) of the Securities Act of 1933. Mr. Heel is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

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Exhibit No.	Document Description
*3.1	Articles of Incorporation
*3.2	Bylaws
*4.1	Specimen Stock Certificate.
*5.1	Opinion of Sutton Lawrence LLP, regarding the legality of the Securities being registered.
5.1.1	Opinion of Sutton Lawrence LLP, regarding the legality of the Securities being registered.
*10.1	Ucluelet 1 Claim
*10.2	Ucluelet 2 Claim
*10.3	Ucluelet 3 Claim
*10.4	Ucluelet 4 Claim
*10.5	Ucluelet 5 Claim
*10.6	Ucluelet 6 Claim
*10.7	Ucluelet 7 Claim
*10.8	Ucluelet 8 Claim
*10.9	Warranty Deed
*23.1	Consent of Malone & Bailey PLLC, Certified Public Accountants.
23.1.1	Consent of Malone & Bailey PLLC, Certified Public Accountants.
*23.2	Consent of Sutton Lawrence LLP (included in Exhibit 5.1)
23.2.1	Consent of Sutton Lawrence LLP (included in Exhibit 5.1.1)
*99.1	Subscription Agreement.
*Previously filed as an exhibit to our Form SB-2 registration statement filed January 22, 2003

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ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

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  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Canada on this 4th day of March, 2003.

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UCLUELET EXPLORATION CORP.

BY: /s/ David Heel
David Heel
President, Treasurer and a
member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David Heel, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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Signature	Title	Date
/s/ David Heel David Heel	President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	March 4, 2003
/s/ Earle Pasquill Earle Pasquill	Member of Board of Directors	March 4, 2003

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